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                                                                    Exhibit 4.1

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Warrant No. _______                                          Warrant to Purchase
                                                _________ Shares of Common Stock
                                                             As Herein Described

                       WARRANT TO PURCHASE COMMON STOCK OF

                               USA BROADBAND, INC.


     This is to certify that, for value received, _____________________________, or its successors and assigns (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this warrant (the "Warrant"), from USA Broadband, Inc., a Delaware corporation (the "Company"), at any time during the period from the date hereof (the "Commencement Date") until 5:00 p.m., Pacific time on __________________, 20__ (the "Expiration Date"), at which time this Warrant shall expire and become void, __________ shares ("Warrant Shares") of the Company's Common Stock, $.0001 par value (the "Common Stock") at a price of $_____ per share (the "Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant shall be adjusted from time to time as set forth herein. This Warrant also is subject to the following terms and conditions:

     1. EXERCISE OF WARRANT. This Warrant may be exercised in full at any time from and after the date hereof and before the Expiration Date, but if such date is a holiday on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a holiday. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant,
(ii) the attached exercise form properly executed, and (iii) a check for the Exercise Price for the number of Warrant Shares specified in the exercise form. Notwithstanding any provisions herein to the contrary, if the Market Price Per Share (as defined in SECTION 3 below) is greater than the Exercise Price (as adjusted to the last trading day prior to the exercise date), in lieu of exercising this Warrant for cash, the Holder may elect to receive full shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with a written notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

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               X = Y (A-B)
                   -------
                      A

     WHERE:             X =      the number of shares of Common Stock to be
                                 issued to the Holder

                        Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled

                        A =      the Market Price Per Share (as defined in
                                 SECTION 3 below)


                        B = Exercise Price (as adjusted to the last trading day prior to the exercise date)

If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

         2. RESERVATION OF SHARES. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that the shares of Common Stock issuable on exercise of the Warrant shall be duly and validly issued and fully paid and non-assessable and free of liens, charges and all taxes with respect to the issue thereof.

         3. FRACTIONAL INTERESTS. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (herein, the "Market Price Per Share"), determined as follows:

            3.1 If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

            3.2 If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be determined by a written appraisal prepared by an appraiser acceptable to the Company and the Holder of the Warrants evidencing a majority in number of the total number of Warrant Shares at the time purchasable upon the exercise of all then outstanding Warrants. The current fair market value is defined for purposes of this SECTION 3.2 as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of

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all then outstanding options, warrants or otherwise purchased shares of Common
Stock that are then currently exercisable at exercise prices less than the Market Price Per Share), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the Seller to the Buyer and disregarding any discounts for non-marketability of Common Stock of the Company. In the event that the Company and said Holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said Holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal (the "Appraisal") and the term current fair market value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. Except as otherwise set forth herein, the entire cost of the Appraisal process shall be borne by the Company, but the cost thereof shall be deemed an account payable of the Company and shall be considered in the determination of the appraised value.

         4. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant.

         5. ADJUSTMENTS.

            5.1 SUBDIVISION OR COMBINATION OF SHARES. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

            5.2 DIVIDENDS IN COMMON STOCK OR SECURITIES CONVERTIBLE INTO
COMMON STOCK. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

            5.3 DISTRIBUTIONS OF OTHER SECURITIES OR PROPERTY.

                (a) OTHER SECURITIES. If the Company distributes to all holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any of its securities (other than Common Stock or securities convertible into Common Stock) or any evidence of indebtedness, then in each case, the number of Warrant Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable by a fraction, of which the numerator shall be the then Market Price Per Share of Common Stock (as determined pursuant to SECTION 3) on the record date mentioned below in this SECTION 5.3(a), and of which the denominator shall be the then Market Price Per Share of Common Stock on such record date, less the then fair value (as determined pursuant to SECTION 3) of the portion of the shares of the Company's capital stock or evidences of indebtedness distributable with respect to each share of

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Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of stockholders entitled to receive such distribution.

                (b) PROPERTY. If the Company distributes to the holders of its Common Stock, other than as a part of its dissolution or liquidation or the winding up of its affairs, any of its assets (including cash), the Exercise Price per Warrant Share shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend or distribution. For the purposes of this SECTION 5.3(b), the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company; for dividends or distributions of cash, the Per Share Value thereof shall be the cash distributed per share of Common Stock.

            5.4 MERGER, SALE OF ASSETS. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this SECTION 5. The foregoing provisions of this SECTION 5.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

            5.5 RECLASSIFICATION. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall change any of the securities as to which purchase rights under this Warrant exist, by reclassification of securities or otherwise, into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
SECTION 5.

            5.6 LIQUIDATION, ETC. If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, or otherwise declare a dividend, or make a distribution

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to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in SECTION 5.2 or SECTION 5.3), the Exercise Price shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this
SECTION 5.6, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

            5.7 ADJUSTMENT FOR ISSUANCE OF COMMON STOCK BELOW EXERCISE PRICE. If any time or from time to time during the period from the date of this Warrant until the Warrant is exercised, the Company shall issue or sell shares of Common Stock for a consideration per share less than the then existing Exercise Price, then and in each case the then Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to equal the price at which such issuance or sale is made. The provisions of this SECTION 5.7 shall not apply to any Common Stock currently reserved, as of the date of this Warrant, for outstanding options, outstanding warrants, and outstanding convertible debt.

            5.8 ADJUSTMENT OF EXERCISE PRICE. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

            5.9 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the President or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

         6. TRANSFER OR LOSS OF WARRANT.

            6.1 TRANSFER. This Warrant may be transferred, exercised, exchanged or assigned ("Transfer" or "Transferred"), in whole or in part, subject to the provisions of this SECTION 6.1. The Holder shall have the right to Transfer all or a part of this Warrant and all or part of the Warrant Shares. The Company shall register on its books any Transfer of the Warrant, upon surrender of same to the Company with a written instrument of Transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of a Transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be cancelled by the Company. A Warrant may also be exchanged, at the option of the Holder, for one or more new Warrants representing the aggregate number of Warrant Shares evidenced by the Warrant surrendered. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability imposed by the Act, unless registered under the Act, or unless an exemption from registration is available. Until this Warrant and the Warrant

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Shares are so registered, this Warrant and any certificate for Warrant Shares issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant or the Warrant Shares may not be Transferred unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant or the Warrant Shares may be Transferred without such registration. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws.

            6.2 COMPLIANCE WITH LAWS. Until this Warrant or the Warrant Shares are registered under the Act, the Company may require, as a condition of Transfer of this Warrant or the Warrant Shares that the transferee (who may be the Holder in the case of an exchange) represent that the securities being Transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that the transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Act, or otherwise meets all qualifications necessary to comply with exemptions to the Act, all as determined by counsel to the Company.

            6.3 LOSS OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

         7. REGISTRATION RIGHTS. The Company shall be obligated to any Holder of at least 15,000 Warrants Shares as follows:

            (a) Whenever the Company proposes to file with the Securities and Exchange Commission a Registration Statement (other than on Form S-4, Form S-8 or as to securities issued pursuant to an employee benefit plan or a transaction subject to Rule 145 promulgated under the Act), it shall, at least 30 days prior to each such filing, give written notice of such proposed filing (a "Filing Notice") to the Holder and each holder of Warrant Shares at their respective addresses as they appear on the records of the Company, pursuant to which the Company shall offer to include in such filing any or all of the Warrant Shares purchasable under the Warrant and any Warrant Shares theretofore issued on exercise of any portion of the Warrant. The Holder and holders of Warrant Shares shall have until the 10th day after receipt of such notice to send to the Company a written request or requests (a "Registration Request") that shall specify the number of Warrant Shares which the Holder or holder of Warrant Shares desires to have included in such filing (the aggregate amounts of which specified in all such Registration Requests of the Holder and the holders of Warrant Shares shall be referred to hereinafter as the "Registrable Securities"). The Company shall include in such filing, for registration under the Act, the aggregate number of Registrable Securities which the Holder or holders of Warrant Shares requested be included in such filing. In the event that the managing underwriter for said offering advises the Company and the holders of the Registrable Securities in writing that the inclusion of such securities in the offering would be detrimental to the offering of any shares or other securities to be sold and issued by the Company pursuant to such Registration Statement, the aggregate number of securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, to the securities to be registered on behalf of the Company; (ii) second, the securities sought to be registered

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by the holders of the Company's Series A Convertible Preferred Stock; (iii)
third, pro rata among the holders of Registrable Securities; and (iv) other securities requested to be included in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter market limitation shall be included in such registration.

            (b) In consideration for the Company agreeing to its obligations under this SECTION 7, the holder of Registrable Securities agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

         8. INDEMNIFICATION.

            (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification, or compliance effected pursuant to SECTION 7, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act"), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Holder, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any of the Holders or underwriter and stated to be specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, or compliance, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and, each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to

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state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each such Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this SECTION 8 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this SECTION 8.

            (c) Each party entitled to indemnification under this SECTION 8 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and the Indemnifying Party shall assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this SECTION 8, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

            (d) If any Holder includes Registrable Securities in any registration, such Holder shall furnish to the Company such information regarding such Holder, and the distribution proposed by such Holder, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in SECTIONS 7 AND 8.

         9. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         10. RESTRICTIVE LEGEND. Unless and until otherwise permitted by this
SECTION 10, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Warrant Shares issued upon exercise of any Warrant and each certificate for any Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

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         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT AND TO ITS COUNSEL TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

         11. HOLDER'S REPRESENTATIONS REGARDING THE WARRANT. With regard to the Warrant Shares that may be issued to the Holder upon exercise of the Warrant, Holder represents and warrants to the Company that:

             11.1 Holder has had the opportunity to be represented by such legal and tax counsel and others, each of whom has been personally selected by Holder, as Holder has found important or necessary to consult concerning this transaction, and any representation has included an examination of applicable documents, and analysis of all tax, financial, corporate law and securities law aspects. Holder, her counsel and advisors, and such other persons with whom Holder has found it important or necessary to consult, has sufficient knowledge and experience in business and financial matters to evaluate the above information, and the merits and risks of the terms and conditions of the Warrant, and to make an informed investment decision with respect thereto.

             11.2 The Company has made available to Holder, and to Holder's counsel and advisors, prior to the date hereof :

                  (i) the opportunity to ask questions of, and to receive answers from, the Company, its representatives, concerning the terms and conditions of the Warrant; and

                  (ii) access to obtaining information, documents, financial statements, records and books (A) relative to the Company, the business and investment in the Company, and (B) necessary to verify the accuracy of any information furnished to the Holder. All materials and information requested by Holder, and Holder's counsel and advisors, or others representing Holder, have been made available and examined.

            11.3 Holder is acquiring the Warrant for her own account and not as a fiduciary or any other person and for investment purposes only and not with a view for the transfer, assignment, resale, or distribution thereof, in whole or in part. Holder understands the meaning and legal consequences of the foregoing representations and warranties.

            11.4 Holder qualifies as an "Accredited Investor," as defined in Rule 501 of Regulation D under the Act.

        12. NOTICES. All notices and other communications provided for in this Warrant shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

                     (i)     if to the Company:


                             USA Broadband, Inc.
                             (Formerly Optika Investment Company, Inc.)
                             C/o Cezar Froelich, Counsel
                             444 North Michigan Avenue
                             Chicago, Illinois 60611
                             Attention: Edward Mooney
                             Executive Vice President
                             Telephone: (312) 836-4002
                             Telecopy: (312) 527-5921

                     (ii) if to Holder, at the address set forth on the signature page hereto or as may be designated by notice to the Company; and

                     (iii) if to any subsequent holder of the Warrant or Warrant Shares, to the address as may be hereafter specified by notice to the Company.

         Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid.

         13. COUNTERPARTS. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14. GOVERNING LAW. THIS WARRANT AND (UNLESS OTHERWISE PROVIDED) ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, this Warrant is executed as of _____________, 2001.

COMPANY:            USA BROADBAND, INC.
                    a Delaware corporation


                    By:
                       Name:  Edward Mooney
                       Title: Executive Vice President


HOLDER:             __________________________________________



                    By:
                       Name:
                       Title:


                    Address for Notices and Payments:

                    ------------------------

                    ------------------------

                    ------------------------

                    ------------------------
                    Telephone:
                    Facsimile:

                                     ANNEX A





                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase shares of Common Stock and herewith tenders payment for such shares of Common Stock in the amount of $__________ by check made payable to "USA Broadband, Inc." The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________________, whose address is ____________________________. If such number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the shares of Common Stock be registered in the name of
         , whose address is _________ ________________, and that such Warrant be delivered to _______________________, whose address is


Dated: _________________

                                Signature:
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant.)



(Insert Social Security or
Taxpayer Identification
Number of Holder.)